                                                                  Exhibit 15
                                                                  ----------





                                                 May 6, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                                      RE:  Unit Corporation
                                           Registration on Form S-8 and S-3



We are aware that our report dated April 29, 1998 on our review of interim financial information of Unit Corporation for the three month periods ended March 31, 1998 and 1997 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1998 is incorporated by reference in the Company's registration statements on Form S-8 (File No.'s 33-19652, 33-44103, 33-49724, 33-64323 and 33-53542)and Form S-3 (File No.333-42341). Pursuant to
Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


                                           COOPERS & LYBRAND L. L. P.